                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Doral Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                                                                  March 25, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Doral Financial Corporation. The meeting will be held at the Fifth Floor of the Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Thursday, April 23, 1998. The meeting will begin promptly at 11:00 a.m., local time. We urge you to attend. Doral Financial Corporation's management considers the Annual Meeting an excellent opportunity to discuss your corporation's progress.

     During the business part of the meeting, we will address (i) the election of directors, (ii) the ratification of auditors for 1998, and (iii) such other business as may properly come before the meeting or any adjournment thereof.

     I look forward to talking with you about the results of Doral Financial Corporation for 1997 and our plans for the future. As a stockholder, you will have the opportunity to ask questions during the meeting.

     We urge you to review the Proxy Statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. Your vote is important, and the prompt return of your proxy card will ensure that your vote is counted. The participation of the owners of the business in its affairs is an essential ingredient of Doral Financial Corporation's vitality. Please note that sending us your proxy will not prevent you from voting in person at the meeting should you so desire.

     We appreciate your interest and investment in Doral Financial Corporation, and hope to see you at the Annual Meeting.

                                         Sincerely,

                                   /s/ SALOMON LEVIS

                                         Salomon Levis
                                         Chairman of the Board and
                                         Chief Executive Officer

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held On Thursday, April 23, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Doral Financial Corporation (the "Corporation") will be held at the Fifth Floor of The Doral Building, 650 Munoz Rivera Avenue, San Juan, Puerto Rico on Thursday, April 23, 1998, at 11:00 a.m., local time, to consider and act upon the following proposals:

        1. The election of eight directors of the Corporation;

        2. The ratification of the selection of Price Waterhouse as the Corporation's independent accountants for the fiscal year ending December 31, 1998; and

        3. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on March 16, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof. A list of these stockholders will be available for inspection for a period of 10 days prior to the Annual Meeting at the office of the Corporation at 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                       By order of the Board of Directors,

                                               /s/ Richard F. Bonini

                                       Richard F. Bonini
                                       Senior Executive Vice President
                                       and Secretary

Dated: March 25, 1998

                          DORAL FINANCIAL CORPORATION
                           1159 F.D. Roosevelt Avenue
                          San Juan, Puerto Rico 00920

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished to the holders of the Common Stock, $1.00 par value (the "Common Stock") of Doral Financial Corporation, a Puerto Rico corporation (the "Corporation"), in connection with the solicitation by and on behalf of the Board of Directors of proxies for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 23, 1998 and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders commencing on or about March 25, 1998.

                                    GENERAL

     Each holder of a share of Common Stock of the Corporation will be entitled to one vote for each share held of record by such person as of the close of business on March 16, 1998, which is the record date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum at the meeting. On the record date, the Corporation had 20,214,460 shares of Common Stock outstanding and eligible to vote. The shares represented by each properly executed proxy in the accompanying form received by the Board of Directors will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions specified therein. If no instructions are made, such shares will, except as otherwise provided in the next succeeding paragraph, be voted (i) for the election of the eight nominees for directors named in this Proxy Statement,
(ii) for the ratification of the selection of Price Waterhouse as the independent accountants for the Corporation for the fiscal year ending December 31, 1998, and (iii) in the proxy holders' discretion on any other matters that may properly come before the Annual Meeting. Each of the above proposals is an independent proposal and is not contingent on the adoption of another proposal. The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting except for procedural matters incident to the conduct of the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares in accordance with his or her best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice of revocation to the Secretary of the Corporation, by giving a later-dated proxy at any time before the voting or by voting by ballot in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat abstentions, including for purposes of determining the presence of a quorum, as shares that are present and entitled to vote at the Annual Meeting. Shares with respect to which a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter ("broker non-votes"), will not be considered as present and entitled to vote with respect to that matter but will be considered as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no legal effect on the election of directors. With respect to the ratification of Price Waterhouse as the Corporation's independent accountants, abstentions will have the same effect as a vote against such ratification. Broker non-votes will have no legal effect with respect to any matters to be voted upon by the stockholders.

     The cost of soliciting proxies for the Annual Meeting will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Corporation who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth as of March 13, 1998, certain information with respect to the beneficial ownership of the Corporation's Common Stock for each director (including David Levis, a director emeritus), nominee for director, executive officer named in the Compensation Table and 5% shareholder of the Corporation, for all directors and executive officers of the Corporation as a group and for certain other investors. See "Certain Relationships and Related Transactions."

                                                                  AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)    OF CLASS
                  ------------------------                    --------------------------    --------
Management
------------------------------------------------------------
Salomon Levis(2)(3).........................................            568,684               2.81%
Richard F. Bonini...........................................            231,420               1.14%
Mario S. Levis(2)(4)........................................            311,206               1.54%
Zoila Levis(2)..............................................            181,472                0.9%
David Levis(5)..............................................            227,506               1.13%
Edison Velez................................................                 --                 --
Edgar M. Cullman, Jr.(6)(7).................................          2,981,430              14.75%
Frederick M. Danziger(6)(7).................................          2,981,430              14.75%
John L. Ernst(6)(7).........................................          2,981,430              14.75%
A. Brean Murray.............................................                 --                 --
Victor M. Pons, Jr..........................................                 --                 --
All directors, nominees and executive officers as a group,
  consisting of 17 persons, including those named above.....          4,547,296              22.50%
Other Principal Holders
------------------------------------------------------------
Edgar M. Cullman(7)(8)......................................          2,981,430              14.75%
387 Park Avenue South
New York, N.Y. 10016
Louise B. Cullman(7)(8).....................................          2,981,430              14.75%
387 Park Avenue South
New York, N.Y. 10016
Susan B. Cullman(7)(8)......................................          2,981,430              14.75%
387 Park Avenue South
New York, N.Y. 10016
Lucy C. Danziger(7)(8)......................................          2,981,430              14.75%
2 East 73rd Street
New York, N.Y. 10021
Cullman and Ernst Group(9)..................................          2,981,430              14.75%
387 Park Avenue South
New York, N.Y. 10016

                                                                  AMOUNT AND NATURE         PERCENT
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP(1)    OF CLASS
                  ------------------------                    --------------------------    --------
Levis Family(2).............................................          1,288,868               6.38%
1159 F.D. Roosevelt Avenue
San Juan, Puerto Rico

Mills Value Adviser, Inc.(10)...............................          1,676,783               8.29%
707 East Main Street
Richmond, Va. 23219

Wellington Management Company, LLP(11)......................          1,000,200               4.95%
75 State Street
Boston, MA 02109

---------------------

     (1) The information contained in the table is based on share ownership as of March 13, 1998. This information has been obtained from filings made with the Securities and Exchange Commission (the "Commission") and information provided by the persons named above and reflects the definition of beneficial ownership adopted by the Commission except as noted below. Beneficial ownership and percent of class shown is sole investment and voting power, except as reflected in other footnotes hereto and except that (i) shares shown for Messrs. Cullman, Jr., Danziger and Ernst under "Management" and for Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman and Lucy C. Danziger under "Other Principal Holders" include all shares owned by the Cullman and Ernst Group, including shares with respect to which the named person has no investment or voting power other than the informal understanding referred to in the final sentence under footnote (9) below and (ii) shares shown as owned by the Levis Family under "Other Principal Holders" include all shares owned by Salomon Levis, Zoila Levis, David Levis, and Mario S. Levis even though as stated in footnote (2) below each of such persons disclaims any beneficial interest in the shares of Common Stock owned by the others. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

     (2) Salomon Levis, the current Chairman of the Board and Chief Executive Officer of the Corporation, Zoila Levis, the President of the Corporation and David Levis, a director emeritus of the Corporation and the former Chairman of the Board and Chief Executive Officer of the Corporation, are siblings. Mario S. Levis is the son of David Levis and the nephew of Salomon Levis and Zoila Levis. As of March 13, 1998, Salomon Levis, Zoila Levis, David Levis and Mario S. Levis owned an aggregate of 1,288,868 shares of Common Stock or approximately 6.38% of the outstanding Common Stock of the Corporation. On October 5 1995, Salomon Levis, Zoila Levis, Mario S. Levis and David Levis filed a Schedule 13D with the Commission stating that there is no agreement or understanding among the members of the Levis family regarding the holding or voting of the shares of Common Stock held by them other than an informal understanding to consult with each other regarding the voting and disposition of the shares of Common Stock owned by each of them. The Schedule 13D disclaims that the persons filing the Schedule 13D constitute a group for purposes of the Securities Exchange Act of 1934 and states that each such person has sole voting and investment power with respect to the respective shares of Common Stock owned by them and each disclaims any beneficial interest in the shares of Common Stock owned by the others.

     (3) Includes 25,404 shares of Common Stock owned by Nancy Hernaendez, the wife of Salomon Levis.

     (4) Includes 300 shares of Common Stock owned by the spouse of Mario S. Levis.

     (5) David Levis is a director emeritus of the Corporation and is the former Chairman of the Bond and Chief Executive Officer of the Corporation.

     (6) Included in the shares of Common Stock shown as beneficially owned by Mr. Danziger are 206,136 shares in which he holds shared investment and/or voting power, included in the shares of Common Stock shown as beneficially owned by Mr. Cullman, Jr. are 1,240,392 shares in which he holds shared investment and/or voting power and included in the shares of Common Stock shown as beneficially owned by Mr. Ernst are 201,166 shares in which he holds shared investment and/or voting power. Also included in the case of Messrs. Cullman, Jr., Danziger and Ernst, respectively, are 1,624,998, 2,742,210 and 2,755,136 shares of Common Stock held by the Cullman and Ernst Group with respect to which such person holds no investment or voting power other than the informal understanding referred to in the final sentence under footnote (9) below. Voting and investment power over certain of such shares is held by more than one such person. Messrs. Ernst, Danziger and Cullman, Jr. disclaim beneficial ownership of all shares over which there is shared investment and/or voting power and Cullman and Ernst Group shares not owned by such person directly.

     (7) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

     (8) Included within the shares of Common Stock shown as beneficially owned by Mr. Edgar M. Cullman, Mrs. Louise B. Cullman, Ms. Susan R. Cullman and Mrs. Lucy C. Danziger are, respectively, 1,374,836, 1,094,044, 1,205,328 and
1,284,584 shares in which such person holds shared voting and/or investment power. Also included in the shares of Common Stock as to each such person, respectively, are 1,389,298, 1,680,566, 1,662,392 and 1,556,322 shares held by the Cullman and Ernst Group with respect to which such person holds no investment or voting power other than the informal understanding referred to in the final sentence under footnote (9) below. Each such person disclaims beneficial ownership of all shares not owned by such person directly.

     (9) As of March 13, 1998, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of the corporation, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of the Corporation, his sister and direct members of their families and trusts for their benefit own an aggregate of 2,981,430 shares of Common Stock or approximately 14.75% of the outstanding Common Stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group and a director of the Corporation), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. A Schedule 13D filed with the Commission on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares, but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

     (10) Based on information contained in a Schedule 13D filed with the Commission by Mills Value Adviser ("Mills") Inc. and other supplemental information provided to the Corporation by Mills. According to the Schedule 13D, Mills as an investment advisory firm has purchased shares of Common Stock of the Corporation for client accounts over which the Corporation has discretionary investment authority.

     (11) Based on information contained in a Schedule 13G filed with the Commission by Wellington Management Company, LLP ("Wellington"). Wellington, in its capacity as investment adviser, may be deemed to be the beneficial owner of the shares reported on the Schedule 13G, which are owned by the investment advisory clients of Wellington. While the Schedule 13G filed by Wellington reported that Wellington beneficially owned 5.44% of the outstanding shares of the Corporation's Common Stock, such percentage is actually 4.95% based on the number of outstanding shares as of March 16, 1998.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors comprising the entire Board of Directors of the Corporation are to be elected. The Board of Directors has proposed the nominees listed below for election as directors to serve until the 1999 Annual Meeting or until their successors are duly elected and qualified.

     The directors must be elected by a majority of the votes cast in person or by proxy by stockholders entitled to vote at the Annual Meeting. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby (other than proxies which reflect broker non-votes) will be voted for the election of the nominees listed below, unless for any reason not now known by the Corporation, any of such nominees should not be able to serve, in which case the proxies shall be voted for a substitute nominee or nominees who will be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

     Other than Mr. Bonini's employment agreement, which requires the Board of Directors of the Corporation to nominate him for election as a director, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director.

     The following table sets forth as of March 13, 1998, certain information with respect to each nominee for director.

                                                                                               DIRECTOR
NAME                                      PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                      ------------------------------------------           --------
Salomon Levis(1)                 Chairman of the Board and Chief Executive Officer of the        1988
                                 Corporation since February 1990; Chairman of the Board and
                                 Chief Executive Officer of Doral Bank, a wholly-owned
                                 subsidiary of the Corporation; Chairman of the Board, Doral
                                 Mortgage Corporation and Doral Securities, Inc., each a
                                 wholly owned subsidiary of the Corporation; President and
                                 Chief Executive Officer of the Corporation (1989-1991);
                                 Chairman of the Board, Doral Mortgage Corporation, a
                                 wholly-owned subsidiary of the Corporation (1988-1990);
                                 President and Chief Operating Officer, Doral Mortgage
                                 Corporation (1985-1988). Age 55.
Richard F. Bonini                Senior Executive Vice President of the Corporation since        1976
                                 1988; Chief Financial Officer of Corporation since April
                                 1996 and Secretary of the Corporation since December 1991;
                                 Director and Secretary of Doral Bank; Secretary of Doral
                                 Mortgage Corporation for more than the past five years;
                                 Consultant to Culbro Corporation (1989-1990); Senior Vice
                                 President, Culbro Corporation and Vice President of the
                                 Corporation (1976-1988); Director, Search Capital Group
                                 (automobile financing) until February 1998. Search Capital
                                 Group filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code on March 6, 1998. Age 59.
Edgar M. Cullman, Jr.(2)         President and Chief Executive Officer of General Cigar          1988
                                 Holdings, Inc. since December 1996; Chief Executive Officer
                                 Culbro Corporation from April 1996 to December 1996;
                                 President, Culbro Corporation from 1984 to December 1996;
                                 Executive Vice President, Culbro Corporation (1983-1984);
                                 President, General Cigar & Tobacco Co. (1980-1983);
                                 Director, General Cigar Holdings, Inc., Bloomingdale
                                 Properties, Inc. (investments and real estate) and The Eli
                                 Witt Company ("Eli Witt"). Eli Witt filed for relief from
                                 its creditors under Chapter 11 of the Federal Bankruptcy
                                 Code in November 1996. Age 52.

                                                                                               DIRECTOR
NAME                                      PRINCIPAL OCCUPATION AND OTHER INFORMATION            SINCE
----                                      ------------------------------------------           --------
Frederick M. Danziger            President of Griffin Land & Nurseries, Inc. from July 1,        1988
                                 1997 to present; Of-Counsel, Latham & Watkins (attorneys)
                                 from December 1995 to June 30, 1997; member, Mudge Rose
                                 Guthrie Alexander & Ferdon (attorneys) from July 1974 to
                                 September 30, 1995; Director, Griffin Land & Nurseries,
                                 Inc., Monro Muffler/Brake, Inc., Ryan Instruments, L.P.
                                 (general partner), Bloomingdale Properties, Inc.
                                 (investments and real estate), and Centaur Communications
                                 Ltd. Age 58.
John L. Ernst(2)                 Chairman of the Board of President of Bloomingdale              1989
                                 Properties, Inc., since September 1984; Director, General
                                 Cigar Holdings, Inc. and Griffin Land & Nurseries, Inc. Age
                                 57.
Zoila Levis(1)                   President of the Corporation since August 12, 1991; Director    1991
                                 of Doral Bank and Doral Securities, Inc.; Executive Vice
                                 President of the Corporation from January 1, 1990 to August
                                 11, 1991; President of Z. Levis Assoc. (real estate
                                 development) from January 1, 1985 to December 31, 1989. Age
                                 50.
A. Brean Murray                  Chairman of the Board and Chief Executive Officer of Brean      1994
                                 Murray & Co., Inc., an investment banking firm for more than the past five years; Director, American Asset Management
                                 (money management), BMI Capital Corp. (asset management),
                                 and Search Capital Group (automobile financing) until
                                 February 1998. Search Capital Group filed for relief from
                                 its creditors under Chapter 11 of the Federal Bankruptcy
                                 Code on March 6, 1998. Age 60.
Victor M. Pons, Jr.              Attorney in private practice since 1992; Chief Justice of       1994
                                 the Supreme Court, Commonwealth of Puerto Rico (1985-1992).
                                 Age 62.

---------------------

     (1) Zoila Levis is the sister of Salomon Levis.

     (2) Edgar M. Cullman, Jr. and John L. Ernst are cousins. Frederick M. Danziger is the brother-in-law of Edgar M. Cullman, Jr.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Board of Directors held nine meetings during the year ended December 31, 1997. Each director except for Edgar Cullman, Jr. who was absent from three meetings, attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served during such period. Members of the Board of Directors who are not employees of the Corporation receive a fee of $10,000 per year plus $800 for each Board of Directors and committee meeting attended. No separate fees are paid for committee meetings attended on the same day as a Board meeting. The Corporation has obtained directors and officers liability insurance for its directors and officers. The Corporation's Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to the Corporation or its shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporation Law. The Corporation has also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

     The Board of Directors has standing Audit and Compensation Committees. The Audit Committee met once during 1997. The Compensation Committee held two meetings during 1997. The Board does not have a standing nominating committee or other committee performing a similar function.

     The Audit Committee reviews audit reports and the scope of the audit by both the Corporation's staff and its independent accountants and related matters pertaining to the preparation and examination of the Corporation's financial statements. The committee also makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants. The members of the Audit Committee are Messrs. Pons, and Cullman, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Danziger, Ernst and Murray. None of such persons is or was during 1997 an executive officer of the Corporation. Since January 1, 1997, none of the executive officers of the Corporation has served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a compensation committee member or director of the Corporation.

     Mr. Brean Murray, a nominee for director of the Corporation, is the Chairman of the Board and Chief Executive Officer of Brean Murray & Co., Inc., an investment banking firm which in the past has rendered investment banking services to the Corporation. Brean Murray & Co., Inc. acted as the managing underwriter for a syndicate of underwriters in connection with a public offering of shares of Common Stock of the Corporation that closed in February 1998. Brean Murray & Co. received underwriting discounts and commissions in connection with such public offering of approximately $1,799,570.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, Aidiliza Levis, the daughter of David Levis, the former Chairman of the Board and a director emeritus of the Corporation, sister of Mario S. Levis, an Executive Vice President and Treasurer of the Corporation, and the niece of Salomon Levis and Zoila Levis, the Chairman of the Board and President, respectively, of the Corporation, was employed as the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of the Corporation and received compensation of $452,025 (including contributions to the Corporation's Target Benefit Pension Plan).

     See also "Compensation Committee Interlocks and Insider Participation" for certain relationships involving A. Brean Murray, a nominee for director of the Corporation.

     Sana Mortgage Bankers, Inc., formerly Sana Investment, Inc. ("Sana"), a mortgage banking firm wholly-owned by Nancy Hernaendez, the wife of Salomon Levis and the former President of Doral Mortgage Corporation, referred mortgage loans to the Corporation in its capacity as a mortgage broker during 1997. Brokerage fees payable to Sana in connection with mortgage loans originated through Sana and closed by the Corporation are payable by the customer and not by the Corporation. The Corporation believes that all loans originated through Sana were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions originated directly by the Corporation or referred to the Corporation by other unrelated mortgage brokerage firms. Under the community property laws of Puerto Rico, Salomon Levis is deemed to have a 50% interest in all property owned by the conjugal partnership composed of Salomon Levis and Nancy Hernandez, including her stock ownership in Sana. In February 1998, Sana obtained a mortgage banking license that will permit it to originate mortgage loans directly. The Corporation expects that as part of its mortgage banking business it will purchase mortgage loans originated by Sana. All such purchasers will be made in the ordinary course of business on substantially the same terms and conditions as comparable purchases made by the Corporation from non-related third parties.

     From time to time, the Corporation makes mortgage loans to persons who purchase homes in residential housing projects developed by Lema Development, S.E. or other entities controlled by Arturo Madero, the spouse of Zoila Levis, the President of the Corporation. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons and management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     Puerto Rico Island Rental Limited Dividend Partnership, S.E., a Puerto Rico partnership (the "Partnership") formed under a private syndication in which members of management, including Mario S. Levis, Luis Alvarado, and Ernesto Carattini, executive officers of the Corporation, and Edison Velez, the President of Doral Mortgage, are investors, and the Board of Directors of its general partner is composed of members management of the Corporation, owed the Corporation approximately $3.5 million as of December 31, 1997, consisting of $1.6 million in promissory notes and $1.9 million in accrued and unpaid interest and advances made by the Corporation on behalf of the Partnership. The $1.6 million in notes represents the unpaid principal balance of promissory notes issued by the Partnership in payment of approximately $4.7 million in real estate owned ("REO") purchased by the Partnership from the Corporation in December 1990. The purchase price consisted of $600,000 in cash and $4.1 million in promissory notes. The notes bear interest payable monthly at the Citibank, N.A. prime rate (with a maximum and minimum rate of 13.5% and 9%, respectively) and mature on April 1, 2006. In addition to the $1.6 million in notes, as of December 31, 1997, the Partnership also owed the Corporation approximately $680,000, in past due interest and $1.3 million in advances made by the Corporation on behalf of the Partnership. During the past five years, the Corporation has charged approximately $1.9 million (of which $200,000 was charged during 1997) against earnings to reserve against possible losses from amounts due from the Partnership.

     Doral Bank and Doral Securities, Inc. ("Doral Securities"), each a wholly-owned subsidiary of the Corporation, have had, and expect to have in the future, banking or securities transactions in the ordinary course of business with directors and executive officers of the Corporation. All extensions of credit to any of such persons by Doral Bank or Doral Securities have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of such entities, do not involve more than the normal risk of collectibility or present other unfavorable features.

     The following table sets forth certain information with respect to mortgage loans made by the Corporation or other wholly-owned mortgage banking subsidiaries of the Corporation, to executive officers of the Corporation and to certain related interests of directors and executive officers of the Corporation, including the Partnership. The table does not include loans made prior to January 1, 1997 that have been sold to investors and are, therefore, no longer owned by the Corporation. Except for the loan to the Partnership, these loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. Except for the loan to the Partnership, management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

                                                              YEAR LOAN   HIGHEST PRINCIPAL    PRINCIPAL BALANCE   INTEREST
                     NAME AND POSITION                          MADE      AMOUNT DURING 1997    AS OF 12/31/97       RATE
                     -----------------                        ---------   ------------------   -----------------   --------
Puerto Rico Island Rental Limited
  Dividend Partnership, S.E.(2).............................    1990          $1,800,000(1)       $1,600,000         9.000%
Aidiliza Levis(3)...........................................    1996          $  420,000(1)       $  416,130         7.500%
Zoila Levis(4)..............................................    1997          $  326,000(1)       $  324,130         8.125%
Ernesto Carattini(5)........................................    1997          $  250,000(1)       $  249,155         7.875%
Edison Velez(6).............................................    1997          $   40,000(7)       $   40,000         9.500%

---------------------

     (1) First mortgage.

     (2) Refer to information set forth above for information regarding this transaction.

     (3) Aidiliza Levis is the niece of Salomon Levis and Zoila Levis and the sister of Mario S. Levis. She is also the President of Centro Hipotecario, Inc., a wholly-owned subsidiary of the Corporation.

     (4) Zoila Levis is the President of the Corporation.

     (5) Ernesto Carattini is the President of HF Mortgage Bankers Division.

     (6) Edison Velez is the President of Doral Mortgage Corporation.

     (7) Second Mortgage.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of such executive officers was selected as an officer, except for their employment agreements with the Corporation and none of such executive officers is related to any other director or executive officer of the Corporation by blood, marriage or adoption, except that Mario S. Levis is the nephew of Salomon Levis and Zoila Levis.

                                                     PRINCIPAL OCCUPATION
             NAME                                 DURING THE PAST FIVE YEARS                   AGE
             ----                                 --------------------------                   ---
Luis A. Alvarado                 Executive Vice President of the Corporation since 1985;       49
                                 Director of Doral Bank; Chief Financial Officer of the
                                 Corporation from 1985 to April 1996; President of Doral
                                 Bank, a wholly-owned subsidiary of the Corporation from
                                 September 1993 until April 1996; Senior Vice President and
                                 Controller of the Corporation (1980-1985).
Ernesto Carattini                President of HF Mortgage Bankers Division since September     50
                                 1995; Executive Vice President of Doral Mortgage Corporation
                                 for more than five years prior thereto.
Mario S. Levis                   Executive Vice President of the Corporation since September   34
                                 1995: Treasurer of the Corporation since December 1991;
                                 Director of Doral Securities, Inc.; Executive Vice President
                                 of Doral Mortgage Corporation; Senior Executive Trader of
                                 the Corporation from 1988 to December 1991. Trader, Merrill
                                 Lynch Pierce Fenner & Smith Incorporated (1987-1988).
Ricardo Melendez                 Vice President and Chief Accounting Officer of the            39
                                 Corporation since October 1995; Chief Financial Officer of
                                 Doral Bank, a wholly-owned subsidiary of the Corporation
                                 from September 1993 to July 1995; Senior Assistant to CEO
                                 and CFO of the Corporation from May 1991 to September 1993;
                                 Audit Manager and Senior Auditor, Price Waterhouse from July
                                 1986 to May 1991.
Frederick C. Teed                Executive Vice President -- Banking Operations since March    40
                                 1, 1996; Federal Thrift Regulator, Office of Thrift
                                 Supervision, Department of the Treasury, for more than five years prior thereto.
Edison Velez                     President of Doral Mortgage Corporation since September       36
                                 1995, Senior Vice President of Doral Mortgage Corporation
                                 for more than five years prior thereto.
Jose G. Vigoreaux                President of Doral Bank, a wholly-owned subsidiary of the     46
                                 Corporation since April 1996; Director of Doral Bank, Vice
                                 President and Chief Financial Officer, Doral Bank, July 1995
                                 to March 1996, Vice President Operations September 1993 to
                                 June 1995, President, Caribbean Federal Savings Bank from
                                 August 1990 to August 1993.
Carlos Vina                      Corporate Controller since April 1997; Controller HF          31
                                 Mortgage Bankers Division from November 1992 to April 1997;
                                 audit senior Arthur Andersen & Co. from December 1988 to
                                 November 1989.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on reports filed with the Securities and Exchange Commission and information obtained from the officers and directors of the Corporation, the Corporation is not aware of any failure by the executive officers or directors of the Corporation to file on a timely basis any reports required to be filed by
Section 16(a) of the Securities Exchange Act of 1934 with respect to beneficial ownership of shares of the Corporation.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Policies. The compensation policy of the Corporation is to provide its executive officers and management with a level of pay and benefits that will assure the Corporation's competitiveness and continued growth, and allow the Corporation to retain key executives critical to its long-term success and attract and retain qualified personnel. As it operates in a financial services business, the Corporation competes for talented executives in a market segment where successful entrepreneurial executives are highly compensated. It also competes for executives with a background in Puerto Rican financial services. As a result, to obtain and retain highly qualified and motivated executives, the Compensation Committee has deemed it desirable to structure employment arrangements which compensate highly for high profitability and performance and to enter into written employment agreements with its senior executive officers.

     The Compensation Committee's responsibilities include overseeing the Corporation's compensation policies, supervising compensation for management and employee benefits and administering the Corporation's pension, restricted stock, incentive compensation and other employee benefit plans. Two members of the Compensation Committee also compose the Stock Option Committee that administers the Corporation's 1997 Employees Stock Option Plan.

     The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements have normally included base salaries and incentive compensation arrangements designed to reward management for achieving certain production or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Corporation enters into with executive officers and key individuals, other than those senior executives that have written employment agreements. See "Executive Compensation -- Summary of Compensation Plans -- Deferred Incentive Compensation Agreements." The deferred incentive compensation agreements are designed to reward executive officers and key employees for assisting the Corporation in achieving various income targets. Based on the Compensation Committee's recommendations, the Corporation has in the past also made grants of restricted stock to senior executives as an important long-term retention device. See "Executive Compensation -- Summary of Compensation Plans -- 1988 Restricted Stock Plan." Such awards were made as an incentive for continued employment and future performance as well as a reward for past performance.

     In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Corporation towards attaining its long-term goals. Generally, as a person's level of responsibility increases, greater portions of total compensation are based on performance (as opposed to base salaries and benefits). Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent on a combination of the profitability of the Corporation as a whole or the productivity of their particular divisions or subsidiaries.

     Chief Executive Officer's Compensation. The Compensation Committee reviews compensation arrangements for senior executives in companies highly successful in the mortgage banking business and for investment banking executives in order to formulate a level of base compensation and the returns on which Mr. Levis' incentive compensation may be based. The Compensation Committee has determined that return on equity is of material importance to the overall long-term growth and profitability of the Corporation. Accordingly, the Compensation Committee has sought to structure employment agreements for the Chief Executive Officer that set high return standards as a base level (15% return on equity after taxes) for the payment of incentive compensation on earnings. The Compensation Committee's evaluation resulted in an employment agreement which became effective on January 1, 1995 and expired on December 31, 1996 (the "1995 Employment

Agreement"). Under the 1995 Employment Agreement, prior incentives for volume of originations were eliminated because the Committee felt that these incentives were less appropriate for a larger and more mature company such as the Corporation. The 1995 Employment Agreement provided for a basic incentive bonus ($1 million) if a minimum level of profitability were attained (Adjusted Net Income of at least $10 million). Increasing incentives were payable for achieving higher levels of profitability but only to the extent such profitability exceeded a minimum (15%) of return on stockholders' equity after taxes. In addition, the 1995 Employment Agreement provided for a maximum amount of salary and incentive compensation payable to Mr. Levis in any given year ($4.5 million) regardless of results to avoid possible distortions in compensation as a result of unforeseen market trends. On May 1, 1997, the Company entered into a new three year employment agreement, which became effective retroactive to January 1, 1997 and expires on December 31, 1999 (the "1997 Employment Agreement"). The 1997 Employment Agreement provides for an increase in the basic annual salary from $1,000,000 to $1,500,000. It, however, eliminates the incentive bonus for obtaining minimum levels of profitability without regard to return on stockholders' equity and ties the incentive bonus to a percentage (15%) of adjustable income over a minimum threshold of a 15% return on stockholders' equity. The Committee felt it was more appropriate that all incentive compensation be directly tied to the Corporation achieving a level of profitability above a minimum threshold of return on stockholders' equity. As in the case of the 1995 Employment Agreement, the Committee felt it was prudent to establish a maximum aggregate amount ($4.5 million) that may be paid to Mr. Levis in salary and incentive compensation to avoid possible distortions from unforeseen market results. See "Employment Agreements and Other Compensation Arrangements" for additional information regarding the 1997 Employment Agreement.

     Section 162(m) of the Internal Revenue Code. The Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that provides that compensation paid to a corporation's chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because as a Puerto Rico corporation, the Corporation is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to the Corporation for executive compensation in the near future.

                                         Compensation Committee of the Board of
                                         Directors

                                         A. Brean Murray
                                         Frederick M. Danziger
                                         John L. Ernst

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION ARRANGEMENTS

     The Corporation has entered into an employment agreement with Salomon Levis, which became effective as of January 1, 1997 and expires on December 31, 1999. Under the terms of the Agreement, Mr. Levis is entitled to receive annually a base salary of $1,500,000 plus incentive compensation equal to 15% of the amount of the

Corporation's annual consolidated net income after taxes and after adding back incentive compensation payable to executive officers of the Corporation ("Adjusted Net Income") in excess of an amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation could be paid in Common Stock of the Corporation. Mr. Levis' annual salary and incentive compensation is subject to a maximum of $4.5 million per year.

     The Corporation entered into an employment agreement with Zoila Levis, President of the Corporation, which became effective as of January 1, 1997 and expires on December 31, 1999. Under the terms of the agreement, Zoila Levis is entitled to receive annually a base salary of $500,000 plus incentive compensation equal to the sum of the following: (i) $300,000 if the Corporation earns at least $10.0 million of Adjusted Net Income; (ii) $300,000 of the Corporation earns Adjusted Net Income up to $20 million; and (iii) 5% of Adjusted Net Income in excess of $20 million, to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation could be paid in Common Stock of the Corporation. Ms. Levis' annual salary and incentive compensation is subject to a maximum of $1.7 million per year.

     The Corporation has entered into an employment agreement with Richard F. Bonini, Senior Executive Vice President and Chief Financial Officer which became effective January 1, 1997 and expires on December 31, 1999. Pursuant to the terms of the agreement, Mr. Bonini is entitled to receive annually a base salary of $390,000 plus incentive compensation equal to 5% of Adjusted Net Income to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation may be payable in the Common Stock of the Corporation. Mr. Bonini's annual salary and incentive compensation is subject to a maximum of $1.2 million per year.

     Each of the Employment Agreements with Salomon Levis, Zoila Levis and Richard F. Bonini provide that if such agreements are terminated following a change of control of the Corporation, the named executive officer would be entitled to receive all compensation due under the agreement for the calendar year in which such termination occurs.

     The Corporation entered into an Employment Agreement with Mario S. Levis, Executive Vice President and Treasurer of the Corporation, which became effective as of January 1, 1996 and expired on December 31, 1997. Pursuant to the terms of the Agreement, Mr. Levis was entitled to base salary of $275,000 plus incentive compensations equal to the sum of the following: (i) $275,000 if the Company earns at least $10.0 million of Adjusted Net Income; (ii) 2.5% of the Company's Adjusted Net Income in excess of $10 million and up to $20.0 million to the extent such Adjusted Net Income exceeds an amount equal to a 15% return on stockholders equity and (iii) 4% of the Company's Adjusted Net Income in excess of $20 million to the extent such Adjusted Net Income exceeds on amount equal to a 15% return on stockholders' equity. At the discretion of the Board of Directors, up to 50% of the incentive compensation was payable in Common Stock of the Corporation. Under the Agreement, Mr. Levis' annual salary and incentive compensation was subject to a maximum of $1.2 million per year. The Agreement provided that if it is terminated following a change of control of the Corporation, Mr. Levis would be entitled to receive all compensation due under the Agreement for the calendar year in which such termination occurs. The Corporation and Mr. Levis are in the process of negotiating a new employment agreement.

     Although the Corporation's employment agreements with the executive officers named above permit the Corporation to pay up to 50% of incentive compensation in Common Stock of the Corporation, existing rules of the National Association of Securities Dealers applicable to corporations whose shares trade on the NASDAQ National Market System limit the ability of the Corporation to issue shares of its Common Stock to executive officers without prior shareholder approval and such approval has not been requested by the Corporation.

     Doral Mortgage Corporation ("Doral Mortgage") has entered into an employment agreement with Edison Velez, the President of Doral Mortgage, dated as of December 31, 1996, which became effective on January 1, 1997 and expires on December 31, 1998. Pursuant to the terms of the agreement, Mr. Velez is entitled to receive annually (i) a base salary equal to $240,000 and (ii) and an incentive bonus equal to the lesser of (x) 200,000 and (y) 3% of the net income of Doral Mortgage over and above $3 million derived from mortgage banking activities. One-half of the incentive compensation is subject to a deferral arrangement whereby Mr. Velez is not entitled to collect the deferred portion of the incentive compensation until five years after the incentive compensation was earned. Doral Mortgage's obligation to make the payment at the end of the deferral period is unfunded. The deferred portion of the incentive compensation earns interest at 1% below the prime rate of the Chase Manhattan Bank. The Agreement provides that if it is terminated following a change of control of the Corporation, Mr. Velez will be entitled to receive all compensation due under the Agreement for the calendar year in which such termination occurs. While Mr. Velez' employment agreement was not in effect for 1996, his salary and incentive compensation for 1996 were determined on the same basis as set forth in his employment agreement except that the incentive bonus for 1996 was payable in full and not subject to deferral.

                            SUMMARY COMPENSATION TABLE

     The following table includes information concerning the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation, for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                                                     LONG TERM
                                                                                                    COMPENSATION
                                                                                                    ------------
                                                                   ANNUAL COMPENSATION               AWARDS(2)
                                                        -----------------------------------------   ------------
                                                                                       OTHER         RESTRICTED
                   NAME AND                                                           ANNUAL           STOCK        ALL OTHER
              PRINCIPAL POSITION                 YEAR     SALARY       BONUS      COMPENSATION(1)    AWARDS(S)     COMPENSATION
              ------------------                 ----   ----------   ----------   ---------------   ------------   ------------
Salomon Levis..................................  1997   $1,500,000   $1,871,867        $-0-             $-0-         $ 18,701(3)
Chairman of the Board and                        1996      700,000    2,989,826         -0-              -0-           18,691(4)
Chief Executive Officer                          1995      700,000    1,521,361         -0-              -0-           18,430(5)
Zoila Levis....................................  1997   $  500,000   $1,200,000        $-0-             $-0-         $ 16,394(4)
President                                        1996      300,000    1,200,200         -0-              -0-           28,953(5)
                                                 1995      300,000      586,438         -0-              -0-           38,269(6)
Richard F. Bonini..............................  1997   $  390,000   $  623,956        $-0-             $-0-         $ 30,000(3)
Senior Executive Vice                            1996      240,000      810,263         -0-              -0-           30,000(4)
President and Secretary                          1995      240,000      323,183         -0-              -0-           30,000(5)
Mario S. Levis.................................  1997   $  275,000   $  774,165        $-0-             $-0-         $  8,066(3)
Executive Vice President                         1996      275,000      804,058         -0-              -0-            8,042(4)
and Treasurer                                    1995       45,514      421,651         -0-              -0-            7,949(5)
Edison Velez...................................  1997   $  240,000   $  129,622        $-0-             $-0-         $106,866(3)
President,                                       1996      245,192      171,708         -0-              -0-            6,667(4)
Doral Mortgage Corporation                       1995      114,128        7,000         -0-              -0-            4,664(5)

---------------------

     (1) Amounts shown do not include amounts expended by the Corporation pursuant to plans (including group life and health) that do not discriminate in scope, term or operation in favor of executive officers or directors of the Corporation and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by the Corporation which may have a value as a personal benefit to the named individual. The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

     (2) The Corporation did not grant any options or stock appreciation rights under the Corporation's 1997 Employee Stock Option Plan during 1997.

     (3) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan in the amounts of $18,701, $16,394, $8,066 and $6,866, respectively. The amount shown for Mr. Bonini includes a lump sum payment of $30,000 in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Plan. The amount shown for Edison Velez includes $100,000 of incentive compensation deferred pursuant to the terms of his Employment Agreement.

     (4) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan, in the amounts of $18,691, $16,380, $8,042 and $6,667, respectively. The amount shown for Mr. Bonini includes a lump sum payment in the amount of $30,000 in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Pension Plan. The amount shown for Zoila Levis includes $12,573 representing dividends received on restricted stock during 1996. Dividends are paid on shares of restricted stock to the same extent dividends are declared and paid on the Corporation's Common Stock.

     (5) The amounts shown for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez, include the Corporation's contribution to the Corporation's Target Benefit Pension Plan, a defined contribution pension plan, in the amounts of $18,430, $16,171, $7,949 and $4,664, respectively. The amount shown for Mr. Bonini includes a lump sum payment in the amount of $30,000 in lieu of Mr. Bonini's participation in the Corporation's Target Benefit Pension Plan. The amounts shown for Zoila Levis includes $22,098 representing dividends received on restricted stock during 1995.

SUMMARY OF COMPENSATION PLANS

     1997 Employee Stock Option Plan. On March 7, 1997, the Corporation approved the adoption of the Corporation's 1997 Employee Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"), none of whose members may hold options. The Committee determines the form of the option agreements to be used under the 1997 Option Plan, and the terms and conditions to be included in such option agreements. Under the 1997 Option Plan, an aggregate of 1,000,000 shares of Common Stock have been authorized for issuance upon exercise of options, subject to adjustment for stock splits, recapitalizations and similar events. Options may be granted under the 1997 Option Plan at prices equal to 100% of the fair market value of Common Stock on the date of grant.

     The 1997 Option Plan provides for the grant of stock options that are intended to qualify as "qualified stock options" ("QSOs") under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, as "incentive stock options" under Section 422 of the U.S. Internal Revenue Code ("ISOs") or "non-statutory stock options" ("NSOs"). Unless an option agreement provides otherwise, all options granted are 50% exercisable after one year and 100% exercisable after two years, with all such options terminating no later than ten years from the date of grant, except for ISOs granted to a 10% shareholder, in which case the maximum term is five years. The 1997 Option Plan permits the delivery, with the consent of the Committee, of previously-owned Common Stock in payment of shares purchased upon exercise of the option. The 1997 Option Plan also contains a limitation on the dollar amount of QSOs or ISOs which may be granted to any employee and additional restrictions pertaining to any grant to a 10% shareholder. No options may be granted under the 1997 Option Plan after March 7, 2007.

     The 1997 Option Plan permits the granting of stock appreciation rights ("SARs") in tandem with the granting of stock options. Such SAR entitles the holder to receive in cash upon exercise the difference between the option exercise price and the market value of Common Stock in lieu of exercising the related option.

     Options and SARs granted under the 1997 Option Plan are not transferrable, except by will or applicable laws of descent and distribution. Under the 1997 Option Plan, upon the occurrence of certain "change of control" transactions involving the Corporation all options then outstanding under the 1997 Option Plan become immediately exercisable. No options were granted under the 1997 Option Plan during 1997.

     1988 Restricted Stock Plan. The Corporation has in effect the Restricted Stock Plan of Doral Financial Corporation (the "Restricted Stock Plan"). The Restricted Stock Plan is administered by the Compensation Committee, none of whose members is eligible to be awarded Restricted Stock. The Restricted Stock Plan permits the Compensation Committee to award up to a total of 250,000 shares of Common Stock to key employees, including officers of the Corporation and its subsidiaries. As of March 3, 1997, 72,194, shares were available for issuance under the Restricted Stock Plan. The Restricted Stock Award (the "Award") is awarded at such times and in such number of shares as the Compensation Committee determines. The Corporation may grant a portion of the shares awarded in installments over a period of one to five years. No monetary consideration is paid by an employee for the Award or for the grant of the shares thereunder. Under the Restricted Stock Plan, the shares issued are subject to restrictions on sale and must be returned if the recipient leaves the Corporation's employ prior to the expiration of a stated period of time. Such restrictions generally lapse within five years from the date of the Award or earlier termination of employment by reason of death or disability.

     Retirement Plan. The Corporation maintains a Target Benefit Pension Plan (the "Retirement Plan") for the benefit of all eligible employees. The Retirement Plan covers all full time employees of the Corporation who have completed one year of service and have attained age 21. Under the Retirement Plan, the Corporation contributes annually the funding amount which is projected to be necessary to fund the target benefit. The target benefit is based on years of service and the employee's compensation, as defined in the Retirement Plan. The Corporation has the right to terminate the Retirement Plan at any time. Upon termination, all amounts credited to the participant's accounts will become 100% vested. Contributions to the Retirement Plan during the year ended December 31, 1997 amounted to approximately $730,000.

     The estimated annual benefits payable under the Retirement Plan as a life annuity on retirement at normal retirement age, which assumes service will continue until age 65 at 1997 base salaries, for Salomon Levis, Zoila Levis, Mario S. Levis and Edison Velez were $6,607, $6,142, $8,838 and $5,731, respectively. Mr. Bonini does not participate in the Retirement Plan.

     Deferred Incentive Compensation Agreements. The Corporation has entered into deferred incentive compensation arrangements with certain key employees of the Corporation and its subsidiaries. Such employees are eligible to defer the receipt of incentive compensation. The amount of incentive compensation is credited annually based on a specified percentage of the net income of the Corporation, its subsidiaries or divisions. The Corporation's obligation to make the payments at the end of the deferral period is unfunded, and all such payments are to be made out of the general assets of the Corporation. The Corporation is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any deferral amount. The Corporation accrued $305,000 as deferred compensation for 1997.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Performance Graph compares the yearly percentage change in the Corporation's cumulative total stockholder return on its Common Stock to that of the Center for Research in Securities Prices ("CRSP") NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign). The Performance Graph assumes that $100 was invested on December 31, 1992 in each of the Corporation's Common Stock, the CRSP NASDAQ Stock Market Index (U.S. Companies) and the CRSP Index for NASDAQ Financial Stocks (SIC 6000-6799 US & Foreign).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                             PERFORMANCE GRAPH FOR
                          DORAL FINANCIAL CORPORATION

Prepared by the Center for Research in Security Prices

                                     LEGEND

SYMBOL        CRSP TOTAL RETURN INDEX FOR:                 12/31/92   12/31/93   12/30/94   12/29/95   12/31/96   12/31/97
------        ----------------------------                 --------   --------   --------   --------   --------   --------
______ [ ]    Doral Financial Corporation                   100.00      155.6      110.9      188.7      287.7      538.9
 ..__..  *     NASDAQ Stock Market (US Companies)            100.00      114.8      112.2      158.7      195.2      239.5
------  +     100.0 NASDAQ Financial Stocks                 100.00      116.2      116.5      169.7      217.5      333.8
              SIC 6000-6799 US & Foreign

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day. the preceding trading day is used.
D.  The index level for all series was set to $100.0 on 12/31/92.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Price Waterhouse as independent accountants to audit the financial statements of the Corporation for the fiscal year ending December 31, 1998. This selection was recommended by the Audit Committee of the Board of Directors. Price Waterhouse has served as the Corporation's independent public accountants since 1977. During the year ended December 31, 1997, Price Waterhouse received fees of approximately $453,000 for all services rendered to the Corporation.

     The submission of this proposal to a vote of shareholders is not legally required. If the selection of Price Waterhouse is not approved, the Board of Directors will reconsider its selection. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting is required to adopt this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no legal effect on the proposal.

     A representative of Price Waterhouse is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

VOTE RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in April 1999 must be received by the Corporation at its principal executive office by the close of business on November 25, 1998. Proposals should be directed to the attention of the Secretary.

                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report to Shareholders containing the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written or oral request, the Corporation will furnish to any stockholder without charge, a copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, without the accompanying exhibits. A list of exhibits is included in the Form 10-K and exhibits are available from the Corporation upon the payment to the Corporation of the costs of furnishing them. Such written or oral request should be directed to:
Secretary, Doral Financial Corporation, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, telephone number (787) 749-7100.

                                 OTHER MATTERS

     Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies in accordance with their judgment on such matters.

     The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Doral Financial Corporation.

                                    /s/ Richard F. Bonini
                                    Richard F. Bonini
                                    Senior Executive Vice President
                                    and Secretary

Dated: March 25, 1998

                       [Doral Financial Corporation Logo]

                                                                        APPENDIX

                          DORAL FINANCIAL CORPORATION
                            1159 F.D. ROOSEVELT AVE.
                          SAN JUAN, PUERTO RICO 00920

                                     PROXY

     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned holder of Common Stock of Doral Financial Corporation (the "Corporation") hereby authorizes and appoints Salomon Levis, Zoila Levis and Richard F. Bonini, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at The Doral Building, Fifth Floor, 650 Munoz Rivera Avenue, San Juan, Puerto Rico at 11:00 a.m., local time, on Thursday, April 23, 1998 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of the Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

     Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

     Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                                      (Continues and to be signed on other side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           -- FOLD AND DETACH HERE --

                  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.            Please mark
                                                                                                  your votes as     X
                                                                                                  indicated in
                                                                                                  this example




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
NO. 1 - Election Directors:                                                                      FOR               WITHHELD
        Nominees are Richard F. Bonini, Edgar M. Cullman, Jr., Frederick M. Danziger,         ALL LISTED           AS TO ALL
        John L. Ernst, Salomon Levis, Zoila Levis, A. Brean Murray and Victor M. Pons, Jr.     NOMINEES             NOMINEES

(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

---------------------------------------------------------------------------------------------

NO. 2 - Appointment of Price Waterhouse as independent Accountants.                       To vote in accordance with the Board of
                                                                                          Director's recommendation, just sign
                  FOR       AGAINST       ABSTAIN                                         below. No boxes need to be checked.

                                                                                          Dated:                          , 1998
                                                                                                --------------------------


                                                                                          Signature:
                                                                                                    ----------------------------


                                                                                          Signature:
                                                                                                    ----------------------------

                                                                                          Please mark, date and sign as your name
                                                                                          appears to the left and return in the
                                                                                          enclosed envelope. If acting as executor,
                                                                                          administrator, trustee, guardian, etc.,
                                                                                          you should so indicate when signing. If
                                                                                          the signer is a corporation, please sign
                                                                                          the full corporate name by a duly
                                                                                          authorized officer. If shares are held
                                                                                          jointly, each shareholder named should
                                                                                          sign.
------------------------------------------------------------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -